UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2014

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 3, 2014, Old Second Bancorp, Inc. (the “Company”) and Old Second National Bank, as rights agent (the “Rights Agent”), entered into that First Amendment to Amended and Restated Rights Agreement and Tax Benefits Preservation Plan (the “Amendment”), which amended that certain Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, between the Company and the Rights Agent, dated September 12, 2012 (the “Tax Benefits Plan”).

The Amendment exempted two investors in the Company’s public offering of 13,500,000 shares of Company common stock, $1.00 par value (the “Common Stock”), from the Tax Benefits Plan, provided that such investors, or affiliates of such investors, do not own or acquire more than 9.9% of the Company’s outstanding Common Stock.  The Company entered into the Amendment only after determining — following consultation with its accountants and tax advisors — that the exemption of the two investors from the Tax Benefits Plan would not jeopardize or endanger the Company’s utilization of its tax benefits.

Item 7.01. Regulation FD Disclosure

On April 8, 2014, the Company issued a press release announcing the closing of the underwritten public offering of 13,500,000 shares of its Common Stock, a copy of which is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibit is filed herewith:

99.1                        Press release issued by the Company on April 8, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2014	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer